CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Counsel and Independent Registered Public Accounting Firm" in the Registration Statement filed on Form N-1A for Old Mutual Copper Rock Emerging Growth Fund


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 9, 2005